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                                                                EX - 99.906 CERT

          CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Issuer: The Guardian Cash Fund, Inc.

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

     Date: March 4, 2004

                                        /s/ Thomas G. Sorell
                                        ---------------------------------------
                                        Thomas G. Sorell
                                        President of
                                        The Guardian Cash Fund, Inc.

     Date: March 4, 2004

                                        /s/ Frank L. Pepe
                                        ---------------------------------------
                                        Frank L. Pepe
                                        Vice President and Treasurer of
                                        The Guardian Cash Fund, Inc.